UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) December 31, 2005
PRESSTEK, INC.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-17541	02-0415170

(Commission File Number)	(IRS Employer Identification No.)

55 Executive Drive
Hudson, New Hampshire	03051-4903

(Address of Principal Executive Offices)	(Zip Code)
(603) 595-7000

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 8.01. Other Events.
SIGNATURES

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01. Entry into a Material Definitive Agreement.
On December 31, 2005, the Compensation and Stock Option Committee of the Board of Directors of Presstek, Inc. (“Presstek”) granted ten year non-qualified stock options to purchase Presstek common stock (the “Options”) to the executive officers listed below, with the number of Options granted to each officer indicated next to such officer’s name. The Options have an exercise price per share of $9.04, which was the price of the Common Stock at the close of trading on December 30, 2005, as reported on the NASDAQ National Market. The Options vested and were exercisable immediately after their grant. The Options were granted pursuant to the terms of Presstek’s 2003 Stock Option and Incentive Plan. The Option grants to executive officers are as follows:

Name	Title	Options
Edward J. Marino	President, Chief Executive Officer and Director	50,000

Moosa E. Moosa	Executive Vice President — Finance and Chief Financial Officer	30,000
SECTION 8 — OTHER EVENTS
Item 8.01. Other Events.
The discussion under Item 1.01 of this Current Report on Form 8-K is incorporated under this Item 8.01 as if set forth herein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESSTEK, INC. (Registrant)

Date: January 4, 2006	/s/ Moosa E. Moosa

Moosa E. Moosa
Executive Vice President and Chief Financial Officer